                                                                   EXHIBIT 10.26

                             EMPLOYMENT AGREEMENT
                             --------------------

    AGREEMENT dated as of January 10, 2000 between DIGITAS INC., a Delaware corporation (the "Company"), and MICHAEL GOSS (the "Executive").

    WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will be employed by and will render services to the Company;

    NOW, THEREFORE, the Company and the Executive agree, as follows:

         I . Effective Date. The Effective Date of this Agreement is the date
             --------------
first set forth above or the date upon which the Executive commences employment with the Company, whichever is later. The date for commencement of employment shall be January 10, 2000 or such other date as the parties shall agree.

         2.   Employment Period. The period beginning with the Effective Date
              -----------------
during which the Company shall employ the, Executive and the Executive shall serve the Company under this Agreement is referred to as the "Employment Period".

         3.   Position and Duties. During the Employment Period, the Executive
              -------------------
shall serve as Chief Financial Officer, with the duties and responsibilities customarily assigned to such position and such other duties and responsibilities as the Board of Directors or the Chief Executive Officer of the Company shall from time to time assign to the Executive.

         4.   Full-time Position. During the Employment Period, and excluding
              ------------------
any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full business attention and time to the business and affairs of the Company and shall use his best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (a) serve on corporate, civic or chanitablc boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

         5.  Compensation.
             ------------

         (a) Base Salary. As compensation for the Executive's services hereunder
             -----------
during the Employment Period, the Company shall pay to the Executive an annual salary (the

"Base Salary") of not less than $350,000, payable at such times and intervals as the Company pays the base salaries of its other executive employees. The Base Salary shall be reviewed annually during the Employment Period for possible increase, The Base Salary shall not be reduced after any such increase, and the term "Base Salary" shall thereafter refer to the Base Salary as so increased.

         (b)  Annual Bonus. In addition to the Base Salary, for each fiscal
              ------------
year ending during the Employment Period the Executive shall be eligible for an annual bonus of (the "Annual Bonus"), in a targeted amount of between 50% (minimum) and 100% of the annual Base Salary, the precise amount to be determined by the Chief Executive Officer subject to approval by the Compensation Committee of the Board. Annual bonuses are awarded for calendar year performance and are generally paid in March of the following year, subject to the conditions precedent that Executive is employed on that date. If the period from the Effective Date to December 31 is less than a full year, any Annual Bonus paid in respect of that period shall be adjusted pro rata based upon the number of months that the Executive is employed by the Company during such fiscal year.

         (c) Signing Bonus. The Executive shall receive a one-time bonus of
             -------------
$225,000, payable within three weeks of commencing employment with the Company.

         (d) Stock Options.
             --------------

         (i) On or prior to the Effective Date, the Board will authorize the grant to the Executive of options to purchase 200,000 shares of the Company's common stock (the "Options"). The Options shall be granted under the Company's 1999 Option Plan and shall be subject to the terms of both the 1999 Option Plan and an Option Agreement to be executed by the Executive in connection with the grant of the Options. The Option Agreement shall provide, among other things, that the Options are exercisable at a price per share of $17.50 and that the Options vest over four years at the rate of 25% on the first anniversary of the grant date and 611,01. on each quarter thereafter.

         (ii) In addition to the stock options described above in
         Section 5(d)(i), on or prior to the Effective Date, the Board will authorize the grant to the Executive of options to purchase 100,000 shares of the Company's common stock exercisable at the offering price of the Company's initial underwritten public offering, if and when such offering should occur (the "IPO Options"). The IPO Options shall be granted under the Company's then applicable Option Plan and shall be subject to the terms of both such Option Plan and an Option Agreement (the "IPO Option Agreement") to be executed by the Executive in connection with the grant of the IPO Options. The IPO Option Agreement shall provide, among other things, that the IPO Options vest over four term at the rate of 25% on the first anniversary of the grant date and 6 1/4% on each quarter thereafter.

         (iii) Notwithstanding any other provisions of this Section, the applicable Option Plans governing issuance of stock options to the Executive hereunder shall provide that all stock options granted to the Executive shall (A) immediately vest and (B) become exercisable within ninety days after termination of employment within two years following a Change in Control, whether by the Company without Cause or by the Executive with Good Reason (as hereinafter defined).

          (c) Benefits. During the Employment Period, the Executive shall be
              --------
entitled to receive employee benefits (including without limitation medical, life insurance and other welfare benefits and benefits under retirement and savings plans), Company-provided parking and paid vacation, in each case to the same extent as, and on the same terms and conditions as, other similarly situated senior executives of the Company from time to time.

         (f) Relocation Allowance. The Executive shall be entitled to receive an
             --------------------
allowance of up to $175,000 (plus a one-time tax gross-up) to reimburse him for relocation expenses actually incurred, such as commissions payable in connection with the sale of his house, costs of moving personal property, charges for temporary housing, etc., such allowance to be allocatable in the discretion of the Executive.

         (g) Expenses. The Executive shall be entitled to receive prompt
             --------
reimbursement for all reasonable expenses incurred by the Executive during the Employment Period in carrying out his duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

6.   Termination of Employment.
     -------------------------

         (a) Termination by the Company. The Executive's employment may be
             --------------------------
terminated by the Company under any of the following circumstances:

         (i) upon the "Disability" of the Executive, defined as the inability of the Executive to perform his duties hereunder on a full-time basis by reason of physical or mental incapacity, sickness or infirmity that continues for more than 180 days or for periods aggregating more than 180 days during any period of 365 consecutive days;

         (ii)  for "Cause," as defined below; or

         (iii)  for any other reason (a termination without "Cause"),

         (b)  Definition of "Cause".  "Cause" means and shall be limited to:
              ---------------------

         (i)  wrongful misappropriation of the funds or property of the Company;

         (ii) use of alcohol or illegal drugs interfering with the performance of the Executive's obligations, continuing after written warning of such actions;

         (iii) admission, confession, indictment or plea bargain to, or conviction of, a felony, or of any crime involving moral turpitude, dishonesty, theft, unethical or unlawful conduct;

         (iv) commission of any willful, intentional or grossly negligent act which could reasonably be expected to injure the reputation, business or business relationships of the Company or which may tend to bring the Executive or the Company into disrepute, or the willful commission of any act which is a breach of the Executive's fiduciary duties to the Company;

         (v) the deliberate or willful failure by the Executive (other than by reason of the Executive's physical or mental illness, incapacity or disability) to substantially perform his duties with the Company and the continuation of such failure for a period of 30 days after delivery by the Company to the Executive of Notice specifying the scope and nature of such failure and the Company's intention to terminate the Executive for Cause.

         (vi) commission of any act which constitutes a material breach of the policies of the Company, including but not limited to the disclosure of any confidential information or trade secrets pertaining to the Company or any of its clients.

          For purposes of this Section, any act or failure to act of the Executive shall not be considered "'willful" unless done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. The Company shall give the Executive Notice of termination specifying which of the foregoing provisions is applicable. The effective date of the Executive's termination of employment with the Company (the "Date of Termination') shall be the 30th business day after such Notice is given or such other date as the Company and the Executive shall agree.

          (c) Termination by the Executive. The Executive's employment may be
              ----------------------------
terminated by the Executive under either of the following circumstances:

          (i)  for "Good Reason," as defined below; or

          (ii) for any other reason (a termination without "Good Reason").

          (d)  Definition of "Good Reason". "Good Reason" means termination at
               --------------------------
the Executive's initiative:

         (i) within two years after a corporate Change in Control (as defined in Exhibit A to this Agreement) if the Executive's title, duties, status, reporting relationship, authority, responsibilities or compensation have, been materially and adversely affected; or if the Executive's principal place of employment immediately prior to the change of control is relocated to a location more than 50 miles from such place of employment.

         (ii) after any material failure by the Company to comply with any provision of Section 5 of this Agreement, unless such failure is remedied by the Company within ten business days after receipt of Notice thereof from the Executive.

         The Executive shall give the Company Notice of termination specifying which of the foregoing provisions is applicable and the factual basis therefor, and if the Company fails to remedy such material failure, the Date of Termination shall be the 30th business day after such Notice is given or such other date as the Company and the Executive shall agree.

         (e) Severance Benefits upon Certain Terminations. If the Executive's
             --------------------------------------------
employment hereunder is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any further compensation or benefits provided for under this Agreement except as follows:

         (i) The Company shall continue to pay the Executive the Base Salary at the rate in effect immediately before the Date of Termination (but, in the case of a termination by the Executive for Good Reason, disregarding any reduction thereof that was the basis for such termination), for twelve months after the, Date of Termination,

         (ii) The Company shall continue to provide the Executive with group health benefits pursuant to COBRA (the "Group Health Benefits") for twelve months after the Date of Termination; provided, that during any
                                                      --------
         period when the Executive is eligible to receive any such benefits under another employer provided plan or a government plan, the Group Health Benefits or substitute benefits provided by the Company under this clause may be made secondary to those provided under such other plan;

         (iii) The Company shall pay the Executive any amounts that have been earned but not yet paid under Section 5 hereof.

         (iv) In addition to the compensation or benefits described in subsections 6(e)(i). (ii) and (iii), in the event of a termination within two years after a corporate Change in Control, either by the Company without Cause or by the Executive for Good Reason, (A) the Executive shall be entitled to a one-time separation payment of $250,000, payable within seven days after the Date of Termination and
         (B) stock options previously granted to the Executive will become vested and exercisable as described in Section 5(d)(iii).

         (vi) Receipt of severance benefits is conditioned on Executive's execution and delivery of a separation agreement including a general release of claims, in a form reasonably acceptable to the Company, and on Executive's strict compliance with the Non-Competition, Non-Solicitation and Confidentiality Agreement substantially in the form attached hereto as Exhibit B.

         (f) Additional Limitation.
             ---------------------

                   (i) Anything in this Agreement to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the following provisions shall apply:

                   (A) If the Severance Payments, reduced by the sum of (1) the
              Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by the Executive on the amount of the Severance Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Executive shall be entitled to the full benefits payable under this Agreement.

                   (B) If the Threshold Amount is less than (X) the Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes Oil the amount of the Severance Payments which are in excess of the Threshold Amount, then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount. To the extent that there is more am one method of reducing the payments to bring them within the Threshold Amount, the Executive shall determine which method shall be followed; provided that if the Executive fails to make such determination within 45 days after the Company has sent the Executive Notice of the need for such reduction, the Company may determine the amount of such reduction, in its sole discretion.

         For the purposes of this Section 6(f), "Threshold Amount" shall mean three times the Executive's "base amount" within the meaning of Section 28OG(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by the Executive with respect to such excise tax.

                   (ii) The determination as to which of the alternative provisions of Section 6(f)(i) shall apply to the Executive shall be made by PricewaterhouseCoopers LLP or any other nationally recognized accounting firm selected by the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. For purposes of determining which of the alternative provisions of Section 6(f)(i) shall apply, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

         (g) Other Terminations. If the Executive's employment is terminated by
             ------------------
reason of the Executive's death or for any other reason other than by the Company without Cause or other than by the Executive for Good Reason, the Executive shall not be entitled to any compensation under this Agreement other than:

         (i) Bast salary through the 90th day following the Date of Termination in the case of the Executive's death, and through the Date of Termination in all other cases,

         (ii) any unpaid Annual Bonus that Executive has earned fully in accordance with Section 5(b) above, for a fiscal year that ended before the Date of Termination,

         (iii) benefits under and subject to the terms and conditions of any long-term disability insurance coverage in the case of termination because of Disability, and

         (iv) vested benefits, if any, required to be paid or provided by law.


         7.   Non-Competition, Non-Solicitation and Confidentiality Agreement.
              ---------------------------------------------------------------
As a condition to his employment, on or before the Effective Date the Executive agrees to execute and deliver a Non-Competition, Non-Solicitation and Confidentiality Agreement substantially in the form attached hereto as Exhibit B.

         8.   No Mitigation. In no event shall the Executive be obligated to
              -------------
seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in Section 6(e)(ii) (Group Health Benefits) above, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

         9.  Notices.
             -------

         (a) Each notice, demand, request, consent, report approval or communication (hereinafter "Notice") which is or may be required to be given by any party to the other party in connection with this Agreement shall be in writing and given by facsimile, personal delivery, receipted delivery services, or by certified mail, return receipt requested, prepaid and properly addressed to the other party as shown below.

         (b) Notices shall be effective on the date sent via facsimile, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed:

         If to the Company:      Digitas Inc.
                                 Prudential Tower
                                 800 Boylston Street
                                 Boston, MA 02199
                                 Attn: David Kenny
                                 Facsimile: (617) 867-1111

         If to the Executive:    Michael Goss
                                 3 Compo Parkway
                                 Westport, CT 06880

                                 Or at the residence address
                                 most recently filed with the Company.

         (c) Each party may designate by Notice to the other a new address to which any Notice may thereafter be given.

         10.  Entire Agreement. This Agreement shall constitute the entire
              ----------------
agreement of the parties with respect to the subject matter hereof and shall supersede all prior agreements whether oral or written with the Company and its predecessor entities with respect to the subject matter hereof.

         11.  Successors and Assigns.
              ----------------------

         (a) This Agreement is personal to the Executive and shall not be assignable by the Executive without the prior written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) The Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company that expressly agrees to assume and perform this Agreement in the same, manner and to the same extent that the Company would have been required to perform it if no such assignment had taken place, and "Company" shall include any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         12. Miscellaneous.
             --------------

         (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles, of conflict of laws.

         (b) This Agreement may not be amended or modified except by a written agreement executed by the parties hereto.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

         (d) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

         (e) The headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

         (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (g) When required by the context, references to "the "Company" in this Agreement shall mean or shall include Digitas Inc., its successors and assigns (subject to the provisions of Section 11(b), its predecessors and its Affiliates. Affiliates are companies that control, that are controlled by, or are under common control with Digitas Inc.

    IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the day and year first above written.


                                         /s/ Michael Goss
                                         ----------------
                                         MICHAEL GOSS



                                         DIGITAS INC.

                                         By /s/ David Kenny
                                            ---------------
                                            David Kenny
                                            Chief Executive Officer

                                   EXHIBIT A
                       DEFINITION OF "CHANGE IN CONTROL"

"Change in Control" shall mean any of the following:

         (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board ("Voting Securities") or (B) the then outstanding shares of Company's common stock par value $0.01 per share ("Common Stock") (other than as a result of an acquisition of securities directly from the Company); or

         (b) persons who, as of the Effective Date, constitute the Company's Board (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by a vote of at least a majority of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director, or

         (c) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one, transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

                                  EXHIBIT A-1

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases the proportionate number of shares beneficially owned by any person to twenty-five percent (25%) or more of either (A) the combined voting power of all of the then outstanding Voting Securities or (B) Common Stock; provided, however, that if
                                                   -----------------
any person referred to in this sentence shall thereafter become the beneficial at owner of any additional shares of Voting Securities or Common Stock (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns twenty-five percent (25%) or more of either (A) the combined voting power of all of the then outstanding voting Securities or (B) Common Stock, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (a).

                                  EXHIBIT A-2

                                   EXHIBIT B
                                   ---------
         FORM OF NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY
         -------------------------------------------------------------
                                   AGREEMENT
                                   ---------

     THIS AGREEMENT, dated as of     , by and between DIGITAS INC., a Delaware
corporation (the "Company") and MICHAEL GOSS (the "Executive").

     WHEREAS, in connection with the execution of this Agreement, the Executive will, among other things, be granted options to purchase shares of common stock in the Company (the "Consideration") and

     WHEREAS, the Company and the Executive desire to set forth in a written agreement certain terms and conditions with respect to the Executive's employment with the Company from and after the receipt by the Executive of the Consideration.

     NOW, THEREFORE, Company and the Executive agree as follows:

     1.  Effectiveness of Agreement. The Effective Date of this Agreement is
         --------------------------
the date first set forth above.

     2.  Non-Competition, Non-Solicitation, and Confidentiality.
         ------------------------------------------------------

         (a)  The Executive hereby covenants and agrees that:

              (i) during the Executive's employment with the Company and for one (1) year after termination of employment with the Company for any reason, the Executive shall not work for any competitor of the Company on the account of any client of the Company with whom the Executive had a direct relationship or as to which the Executive had a significant supervisory responsibility or otherwise was significantly involved at any time during the two (2) years prior to such termination;

              (ii) during the Executive's employment with the Company and for six (6) months after termination of such employment for any reason, the Executive shall not work for a competitor of the Company on the account of any substantial competitor of any client of the Company for which the Executive had substantial responsibility during the two-year period prior to termination of employment and shall not work directly for such a competitor of such a client.

              (iii) during the Executive's employment with the Company and for one (1) year after termination of employment with the Company for any reason, the Executive shall not directly or indirectly solicit or hire, or assist any other person in soliciting or hiring, any Executive of the Company (as of the date of termination) or any person who, as of the date of termination, was in the process of being recruited by the Company or induce any such Executive to terminate his or her employment with the Company;

                                  EXHIBIT B-1

              (iv) the Executive shall retain in strictest confidence all confidential information of the Company and its clients learned by the Executive during the period of his or her employment by the Company, and shall not disclose any of such information to anyone outside the Company, except in the course of his or her duties for the Company or with the Company's express written consent; and

              (v) for the purposes of Section 2(a)(i) and (ii), the term "work for" shall include, without limitation, communicating with or advising, directly or indirectly, any individuals who work on such account, or the client of such account, with respect to any business matter relating to such account.

         (b) The covenants contained in Section 2(a) are for the benefit of the Company and shall survive any termination of this Agreement,

         (c) The Executive acknowledges and agrees that: (i) the purpose of the foregoing covenants is to protect the goodwill, trade secrets and other confidential information of the Company; (ii) because of the nature of the business in which the Companys are engaged and because of the nature of the confidential information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company in the event the Executive breached any of the covenants of this
Section 2; and (iii) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 2 might be inadequate. The Executive therefore agrees and consents that if he commits any breach of a covenant under this Section 2 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

         (d) With respect to any provision of this Section 2 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination, If any of the covenants of this Section 2 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

         (e) For purposes of this Agreement, the term "Company" shall mean the Company and its subsidiaries, predecessors, successors, assigns and Affiliates. Affiliates are companies that control, that are controlled by, or are under common control with Digitas Inc.

                                  EXHIBIT B-2

3.  Notices.
    -------

          (a) Each notice, demand, request, consent, report, approval or communication (hereinafter "Notice") which is or may be required to be given by any party to any other party in connection with this Agreement and the transactions contemplated hereby, shall be in writing, and given by facsimile, personal delivery, receipted delivery services, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served as shown below.

         (b) Notices shall be effective on the date sent via facsimile, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed.

         If to the Company:      Digitas Inc.
                                 Prudential Tower
                                 800 Boylston Street
                                 Boston, MA 02199
                                 Attn: Chief Executive Officer
                                 Facsimile: (617) 867-1111

         If to the Executive:    At his residence address
                                 most recently filed with the Company

         (c) Each party may designate by Notice to the other a new address to which any Notice may thereafter be so given.

    4.   Entire Agreement. As of the effective date of this Agreement, this
         ----------------
Agreement shall constitute the entire agreement of the parties with respect to the subject matter hereof

    5.   Successors and Assigns.
         ----------------------

         (a) This Agreement is personal to the Executive and shall not be assignable by the Executive without the prior written consent of the Company.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Company and its successors and assigns.

    6.  Miscellaneous.
        -------------

         (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws.

         (b) This Agreement may not be amended or modified except by a written agreement executed by the parties hereto.

                                  EXHIBIT B-3

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

         (d) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

         (e) The headings contained in this Agreement are for convenience only and in no manner shall be construed as part of this Agreement.

         (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrumnent.

    IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the day and year first above written.



                                          -------------------------
                                          MICHAEL GOSS


                                          Three Compo Parkway
                                          Westport, CT 06880


                                          DIGITAS INC.


                                          By
                                            -----------------------
                                            Name:
                                            Title:

                                  EXHIBIT B-4